                                                                    Exhibit 99.1

                                                                     (SPSS LOGO)

FOR IMMEDIATE RELEASE
Contact: Janine Warell, SPSS
312-261-6535
jwarell@spss.com

                        SPSS REPORTS RECORD FIRST QUARTER

          New License Sales and Productivity Improvements Drive Growth

CHICAGO, IL (USA), May 1, 2007 -- SPSS Inc. (Nasdaq: SPSS), a worldwide provider of predictive analytics software, today announced results for the first quarter ended March 31, 2007.

The company reported total revenues of $70.2 million, a 13 percent increase from $62.2 million in the 2006 first quarter, with diluted earnings per share (EPS) of $0.39, compared to $0.24 in the prior year first quarter. New license revenues were $35.0 million, up 17 percent from $29.9 million in the 2006 first quarter. Operating income increased to $12.1 million, or 17 percent of revenues, from $7.0 million, or 11 percent of revenues, in the same quarter last year. Charges for share-based compensation were $0.06 and $0.03 in the first quarters of 2007 and 2006, respectively.

At March 31, 2007, cash totaled $256.1 million, including proceeds from the company's recent convertible debt offering less cash used for a concurrent share repurchase. Cash provided by operating activities in the quarter was $21.3 million, up from $8.1 million for the same period in 2006.

"This quarter was a solid start to the year," said Jack Noonan, SPSS president and CEO. "We saw double-digit growth in new license revenues with higher sales in all major geographies, along with increased growth from both our predictive tools and deployment solutions. We continued to strengthen our leadership position in predictive analytics by delivering significant recognized value to our customers."

OUTLOOK AND GUIDANCE

"Our focus is on building upon the successes in this quarter by continuing to increase revenues and achieve further productivity improvements," said Raymond Panza, SPSS executive vice president and CFO. "Next quarter we expect revenues to be between $68.0 million and $70.0 million with EPS in the range of $0.30 to $0.35. This guidance includes an expected expense for share-based compensation of approximately $0.08."

He continued, "For the 2007 fiscal year, we are reiterating previous revenue guidance of between $285.0 million and $295.0 million. However, we are increasing previous 2007 fiscal year EPS guidance from $1.20 to $1.30 to a new range of $1.40 to $1.50. This increase reflects both higher earnings realized in the first quarter, as well as the expected benefits from the recently completed convertible debt offering and the related repurchase of common stock. EPS guidance for the 2007 annual period includes an estimated expense of approximately $0.29 for share-based compensation. EPS guidance for the quarter and fiscal year periods does not consider any potential charges resulting from possible cost management initiatives. Guidance for the 2007 fiscal year assumes an effective income tax rate of 38 percent."

SHARE / NOTE REPURCHASE AUTHORIZED

The SPSS Board of Directors has authorized the company to repurchase up to a maximum of two million shares of its issued and outstanding common stock and up to $20.0 million principal amount of its issued and outstanding convertible notes. These repurchases are not mandatory and will be made from time to time based on the availability of alternative investment opportunities and market conditions. This authorization extends until December 31, 2008.

CONFERENCE CALL

The company will host a conference call at 5 p.m. CT on Tuesday, May 1, 2007, to discuss its financial results. The live call will be broadcast online at www.spss.com/invest. Those interested in participating in the live call should dial 800-706-7745 in the United States and 617-614-3472 internationally. The live call pass-code is 84803450. A replay will be available via phone for one week after the call. To access it, participants should dial 888-286-8010 in the United States or 617-801-6888 internationally. Access code 29056495 is required for the replay. An archived version of the call will also be made available online at www.spss.com/invest approximately two hours after the live call.

ABOUT SPSS INC.

SPSS Inc. (Nasdaq: SPSS) is a leading global provider of predictive analytics software and solutions. The company's predictive analytics technology improves business processes by giving organizations forward visibility for decisions made every day. By incorporating predictive analytics into their daily operations, organizations become Predictive Enterprises--able to direct and automate decisions to meet business goals and achieve a measurable competitive advantage. More than 250,000 public sector, academic, and commercial customers rely on SPSS technology to help increase revenue, reduce costs, and detect and prevent fraud. Founded in 1968, SPSS is headquartered in Chicago, Illinois. For more information, please visit www.spss.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by phrases such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "could," "designed," "should be" and other similar expressions which denote expectations of future events rather than statements of fact. These forward-looking statements involve factors that are subject to risks and uncertainties. These risks and uncertainties, which may not be currently ascertainable and many of which are beyond the Company's control, may cause the Company's actual results, performance or achievements to be materially different than the results, performance or achievements expressed in or implied by the forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission ("SEC"). Copies of these filings are available either on the SEC's website at www.sec.gov or from the Company's investor relations department. In light of these risks and uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that any future results, performance or achievements will be attained. These forward-looking statements speak only as of the date on which they are made. The Company assumes no obligation to update the forward-looking statements contained in this press release.

                           SPSS INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                        (IN THOUSANDS, EXCEPT PER SHARE)
                                   (UNAUDITED)



                                                                  Three Months Ended March 31,
                                                                 -----------------------------
                                                                                         Yr/Yr    % of Total Revenue
                                                                                                 -------------------
                                                                   2007       2006       % Chg.    2007       2006
                                                                   ----       ----       ------    ----       ----
Net revenues:
 License                                                         $ 34,972   $ 29,873        17%        50%        48%
 Maintenance                                                       28,926     26,063        11%        41%        42%
 Services                                                           6,268      6,290         0%         9%        10%
                                                                 --------   --------             --------   --------

Net revenues                                                       70,166     62,226        13%       100%       100%
                                                                 --------   --------             --------   --------

Operating expenses:
 Cost of license and maintenance revenues                           4,247      4,150         2%         6%         7%
 Cost of license and maintenance revenues -- software write-off        --      1,283        NM          0%         2%
 Sales, marketing and services                                     33,629     30,396        11%        48%        49%
 Research and development                                          12,271     12,829        -4%        17%        20%
 General and administrative                                         7,944      6,616        20%        12%        11%
                                                                 --------   --------             --------   --------
Operating expenses                                                 58,091     55,274         5%        83%        89%
                                                                 --------   --------             --------   --------

Operating income                                                   12,075      6,952        74%        17%        11%
                                                                 --------   --------             --------   --------

Other income (expense):
 Net interest income                                                1,506        346       335%         2%         1%
 Other                                                               (784)       150        NM         -1%         0%
                                                                 --------   --------             --------   --------

Other income                                                          722        496        46%         1%         1%
                                                                 --------   --------             --------   --------

Income before income taxes                                         12,797      7,448        72%        18%        12%
Income tax expense                                                  4,646      2,607        78%         6%         4%
                                                                 --------   --------             --------   --------
Net income                                                       $  8,151   $  4,841        68%        12%         8%
                                                                 ========   ========             ========   ========


Basic net income per common share                                $   0.42   $   0.25        68%

Diluted net income per common share                              $   0.39   $   0.24        63%

Share data:
Shares used in basic per share computation                         19,604     19,294         2%

Shares used in diluted per share computation                       20,997     20,266         4%

                           SPSS INC. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                          MARCH 31,  DECEMBER 31,
                                                             2007        2006
                                                          ---------   ---------
ASSETS
Current assets
     Cash and cash equivalents                            $ 256,080   $ 140,203
     Accounts receivable, net                                48,653      53,814
     Inventories, net                                           780         752
     Deferred income taxes                                    3,086       3,784
     Prepaid income taxes                                     3,000       3,285
     Other current assets                                     7,113       4,692
                                                          ---------   ---------
        Total current assets                                318,712     206,530

Net property, equipment and leasehold improvements           16,950      17,708
Capitalized software development costs, net                  32,672      31,583
Goodwill                                                     42,022      41,923
Intangibles, net                                              3,407       3,470
Deferred income taxes                                        25,913      28,714
Other noncurrent assets                                       5,734       2,566
                                                          ---------   ---------
        Total assets                                      $ 445,410   $ 332,494
                                                          =========   =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Accounts payable                                     $   7,735   $   6,496
     Income and value added taxes payable                    12,725      10,249
     Deferred revenues                                       72,725      73,483
     Other accrued liabilities                               22,686      24,203
                                                          ---------   ---------
        Total current liabilities                           115,871     114,431

Long-term debt                                              150,000          --
Noncurrent deferred income taxes                                459         795
Noncurrent deferred revenue                                     797         745


Stockholders' equity
     Common Stock                                               199         198
     Additional paid-in capital                             210,093     205,912
     Treasury Stock                                         (49,998)         --
     Accumulated other comprehensive loss                      (318)     (1,335)
     Retained earnings                                       18,307      11,748
                                                          ---------   ---------
        Total stockholders' equity                          178,283     216,523
                                                          ---------   ---------

        Total liabilities and stockholders'  equity       $ 445,410   $ 332,494
                                                          =========   =========

                           SPSS INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                                             THREE MONTHS ENDED
                                                                                  MARCH 31,
                                                                            ---------------------
                                                                               2007        2006
                                                                            ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                              $   8,151   $   4,841
    Adjustments to reconcile net income to net cash provided by operating activities:
          Depreciation and amortization                                         4,076       4,175
          Deferred income taxes                                                 2,255         722
          Excess tax benefit from share-based compensation                       (255)     (2,397)
          Amortization of share-based compensation                              1,910         931
          Write-off of software                                                    --       1,283
          Changes in assets and liabilities:
             Accounts receivable                                                5,546       2,655
             Inventories                                                          (27)        294
             Prepaid and other assets                                          (1,518)        (18)
             Accounts payable                                                   1,211      (2,763)
             Accrued expenses                                                  (1,615)       (381)
             Income taxes                                                       2,288      (1,065)
             Deferred revenue                                                  (1,163)       (291)
          Other, net                                                              461         152
                                                                            ---------   ---------

Net cash provided by operating activities                                      21,320       8,138
                                                                            ---------   ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                                        (693)     (1,140)
     Capitalized software development costs                                    (3,584)     (1,339)
                                                                            ---------   ---------

Net cash used in investing activities                                          (4,277)     (2,479)
                                                                            ---------   ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of long-term debt                                 150,000          --
     Debt issuance costs                                                       (4,281)         --
     Purchases of common stock                                                (49,998)         --
     Proceeds from stock option exercises and employee stock purchase plan      2,060      10,698
     Tax benefit from stock option exercises                                      255       2,397
     Net repayments under line-of-credit agreements                                --      (3,372)
                                                                            ---------   ---------

Net cash provided by financing activities                                      98,036       9,723
                                                                            ---------   ---------

Effect of exchange rates on cash                                                  798         641
                                                                            ---------   ---------

Net change in cash and cash equivalents                                       115,877      16,023
Cash and cash equivalents at beginning of period                              140,203      84,408
                                                                            ---------   ---------
Cash and cash equivalents at end of period                                  $ 256,080   $ 100,431
                                                                            =========   =========

                           SPSS INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION--EFFECT OF SHARE-BASED COMPENSATION ON OPERATING INCOME
                     (IN THOUSANDS, EXCEPT PERCENT AMOUNTS)
                                   (UNAUDITED)



                                                                      Three Months Ended March 31,
                                              ----------------------------------------------------------------------------
                                                                                                    Adjusted To Exclude
                                                 Reported--GAAP        Share-Based Compensation   Share-Based Compensation
                                              --------------------     ------------------------   ------------------------
                                                2007         2006         2007          2006          2007        2006
                                              -------      -------      -------       -------       -------     -------
Net revenues                                  $70,166      $62,226      $    --       $    --       $70,166     $62,226
                                              -------      -------      -------       -------       -------     -------

Operating expenses:
 Cost of license and maintenance revenues       4,247        4,150           --            --         4,247       4,150
 Cost of license and maintenance
    revenues -- software write-off                 --        1,283                                       --       1,283
 Sales, marketing and services                 33,629       30,396          476            --        33,153      30,396
 Research and development                      12,271       12,829          465            --        11,806      12,829
 General and administrative                     7,944        6,616          969           931         6,975       5,685
                                              -------      -------      -------       -------       -------     -------
Operating expenses                             58,091       55,274        1,910           931        56,181      54,343
                                              -------      -------      -------       -------       -------     -------

Operating income                              $12,075      $ 6,952      $(1,910)      $  (931)      $13,985     $ 7,883
                                              =======      =======      =======       =======       =======     =======

Operating income as % of revenues                  17%          11%                                      20%         13%
                                              =======      =======                                  =======     =======

NOTE - Share-Based Compensation

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment ("SFAS No. 123(R)" or the "Statement"). This Statement is a revision of SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and its related implementation guidance. On January 1, 2006, the Company adopted the provisions of SFAS No. 123(R) using the modified prospective method. SFAS No. 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. Prior to the adoption of SFAS No. 123(R), the Company followed the intrinsic value method in accordance with APB No. 25 to account for its employee stock options and share-based awards prior to 2006. The Company has provided the effects of share-based compensation to show the comparable year effects of share-based compensation and the related effects on operating income thereby facilitating year over year comparisons.